Item 77c - Matters submitted to a vote of security holders

M Fund, Inc.
Proxy Voting Results (Unaudited)
A special meeting of the Funds' shareholders was held on December 19, 1997. The results of votes taken among shareholders on proposals are listed below.

Proposal 1
To ratify the proposal to adopt a New Investment Advisory
Agreement between M Fund, Inc. and M Financial Investment Advisers, Inc.

                             # of Shares Voted     % of Shares
Affirmative                         2,280,796          99.60%
Against                                                   0.00%
                          0
Abstain                                    9,148          0.40%
                                           -----          -----
     TOTAL                          2,289,944         100.00%

Proposal 2
(Edinburgh Overseas Equity Fund Shareholders)
To ratify the proposal to adopt a New Investment Sub-Advisory Agreement between M Financial Investment Advisers, Inc. and Edinburgh Fund
Managers, plc.

                             # of Shares Voted     % of Shares
Affirmative                           572,464           99.75%
Against                                      332          0.06%
Abstain                                   1,117           0.19%
                                          -----           -----
     TOTAL                            573,913         100.00%

Proposal 3
(Turner Core Growth Fund Shareholders)
To ratify the proposal to adopt a New Investment Sub-Advisory Agreement between M Financial Investment Advisers, Inc. and Turner Investment Partners, Inc.

                             # of Shares Voted     % of Shares
Affirmative                           251,178           100.00%
Against                                                   0.00%
                          0
Abstain                                                   0.00%
                          0
     TOTAL                            251,178         100.00%

Proposal 4
(Frontier Capital Appreciation Fund Shareholders)
To ratify the proposal to adopt a New Investment Sub-Advisory Agreement between M Financial Investment Advisers, Inc. and Frontier Capital Management Co., Inc.

                             # of Shares Voted     % of Shares
Affirmative                          1,008,432          99.50%
Against                                                   0.05%
                          528
Abstain                                     4,532         0.45%
                                           ------         -----
     TOTAL                           1,013,492        100.00%



Proposal 5
(Enhanced U.S. Equity Fund Shareholders)
To ratify the proposal to adopt a New Investment Sub-Advisory Agreement between M Financial Investment Advisers, Inc. and Franklin Portfolio Associates LLC.

                             # of Shares Voted     % of Shares
Affirmative                             447,861         99.22%
Against                                                   0.00%
                          0
Abstain                                     3,500         0.78%
                                           ------         -----
     TOTAL                              451,361       100.00%

Proposal 6
To elect as Directors of M Fund, Inc. the following five nominees.

                             # of Shares Voted     % of Shares
Peter W. Mullin
Affirmative                           2,288,227         99.93%
Witheld                                                   0.07%
                                                          -----
                          1,717
     TOTAL                            2,289,944       100.00%

                             # of Shares Voted     % of Shares
David M. Spungen
Affirmative                           2,288,227         99.93%
Witheld                                                   0.07%
                                                          -----
                          1,717
     TOTAL                            2,289,944       100.00%

                             # of Shares Voted     % of Shares
Gerald Bidwell
Affirmative                           2,288,227         99.93%
Witheld                                                   0.07%
                                                          -----
                          1,717
     TOTAL                            2,289,944       100.00%

                             # of Shares Voted     % of Shares
Neil E.Goldschmidt
Affirmative                           2,288,227         99.93%
Witheld                                                   0.07%
                                                          -----
                          1,717
     TOTAL                            2,289,944       100.00%

                             # of Shares Voted     % of Shares
Philip W. Halpern
Affirmative                           2,288,227         99.93%
Witheld                                                   0.07%
                                                          -----
                          1,717
     TOTAL                            2,289,944       100.00%

Proposal 7
To ratify the selection of Coopers & Lybrand LLP as independant accountants for M Fund, Inc.

                             # of Shares Voted     % of Shares
Affirmative                        2,212,848            96.63%
Against                                 67,734            2.96%
Abstain                                   9,362           0.41%
                                         ------           -----
     TOTAL                         2,289,944          100.00%